Exhibit 10.16

DATED MARCH 1, 2004

      (1)
      SIMON PROPERTY GROUP
      ADMINISTRATIVE SERVICES
      PARTNERSHIP, L.P.

      (2)
      EUROPEAN RETAIL ENTERPRISES B.V./S.à.r.l.

      (3)
      HANS C. MAUTNER

SECONDMENT AGREEMENT

THIS AGREEMENT ("Agreement") is made the 1st day of March 2004

BETWEEN:

(1)
SIMON PROPERTY GROUP ADMINISTRATIVE SERVICES PARTNERSHIP, L.P., a Delaware limited partnership with its principal office at National City Center, 115 West Washington Street, Indianapolis, Indiana 46204, U.S.A. (the "Employer");

(2)
EUROPEAN RETAIL ENTERPRISES B.V./S.à.r.l., a limited liability company registered as European Retail Enterprises B.V. where the company has its statutory seat (in Amsterdam, the Netherlands n° of registration 24285800) and as European Retail Enterprises S.à.r.l. where the company has its principal establishment (in Luxembourg, 23 rue Philippe II—L-2340, n° of registration B 88 938) (the "Host Company"); and

(3)
Hans Conrad Mautner, a US citizen residing at 8 Cadogan Square, London SW1X OJU (England), and having the status of non domiciled resident for UK tax purposes (the "Secondee").

WHEREAS the Secondee was appointed as non-remunerated member of the Board of Directors (the "Board") on July 19, 2000 by the meeting of shareholders of the Host Company.

WHEREAS the Board of Directors of the Host Company approved on March 26, 2003 the appointment of the Secondee as non-remunerated Chairman of the Board. These duties have resulted in Mr. Mautner devoting more and more of his time to the Company, supervising the way the decisions made by the Board are implemented, following the progress of the projects under development and the possible new projects, gathering key information for the Board to allow the latter to make its decisions whether to study new projects and possibly develop them, and making recommendations to the Board for its consideration.

WHEREAS in view of this situation, the Board of the Host Company approved on November 19, 2003 the principle of the Secondee's secondment in the Host Company as Chief Executive Officer and gave full power to the Compensation Committee to determine the remuneration of the Secondee in the context thereof. The Compensation Committee of the Host Company approved on the date hereof the financial terms and conditions of this Secondment Agreement, a copy of such approval being attached hereto as Annex 3.

WHEREAS the Secondee is employed by the Employer and has agreed to be seconded to the Host Company for a specified period of time pursuant to the terms and conditions hereof to act as Chief Executive Officer.

NOW IT IS HEREBY AGREED as follows:

DEFINITIONS

1.1
In this Agreement:

  "Affiliate" means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a party to this Agreement; each of the words "control", "controlling", or "controlled" as used in this Clause 1.1. shall mean ownership of any such party which is not less than 50% plus one share, or the right to elect the majority of the Board of Directors or such other similar governing body;

  "Authorised Representative" means the Board of Directors or the shareholders of the Host Company;

  "Commencement Date" means the Signature Date hereof;

  "Employment Contract" means the contract of employment between the Employer and the Secondee dated 23 September 1998, as amended;

  "Person" means an individual, firm, trust, partnership, joint venture, association, company, unincorporated organisation, governmental body or authority (in any form) or any other entity.

  1.2
  References in this Agreement to statutes shall include any statute modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted or extended by the same or pursuant to which the same is made.

  1.3
  Clause headings are in this Agreement for ease of reference only and shall not be taken into account in construing this Agreement.

  1.4
  References in this Agreement to Clauses are references to those clauses contained in this Agreement.

2
APPOINTMENT AND TERM

2.1
The Employer shall second the Secondee, who accepts, to act initially as Chief Executive Officer of the Host Company or in such other capacity as the Authorized Representative of the Host Company may with the agreement of the Employer from time to time direct (the "Secondment"). In his role as Chief Executive Officer, the Secondee will fulfil such duties as are necessary for a Chief Executive Officer's position. The Secondee shall report to the Authorized Representative. As such, the Secondee shall:

            -       assist the Board and the shareholders of the Host Company in defining the development strategy of the Host Company and more generally of the Host Company and its Affiliates,

            -       ensure good and long term relationships with major clients, developers and service suppliers,

            -       supervise the way the decisions made by the Board are implemented,

            -       follow the progress of the projects under development and the possible new projects by visiting as the case maybe such sites and meeting with the relevant persons able to provide information as to such progress and keep the Board informed,

            -       gather key information for the Board to allow the latter to make its decisions whether to study new projects and possibly develop them,

            -       negotiate key contracts on behalf of the Host Company and its subsidiaries and Affiliates, under the control of the Authorized Representative,

            -       supervise the performance of the agreements entered into by the Host Company or any Affiliate,

            -       and more generally do whatever is necessary or useful to implement the decisions made by the Board or the shareholders of the Host Company, including without limitation visit the sites where projects are being developed or where potential projects could be developed, organize any meeting or take any contact deemed useful or necessary and make any trip in this respect.

  2.2
  In view of the assignments given to the Secondee and because the Host Company has projects being developed principally in France and Poland, subsidiaries in Turkey and Portugal and is exploring the Russian market (although nothing prevents the Host Company from investing in other countries), the parties acknowledge that there is no reason for the Secondee to carryout any of his duties hereunder on the Luxembourg territory or within the United Kingdom, his visits to Luxembourg being limited to the Board and shareholders meetings and more generally to the performance of his non remunerated duties as member of the Board and Chairman of the Board. As a result, the Secondee shall not have to spend time in Luxembourg, the Host Company having no project in that country, and therefore he should not need any residence or work permit issued by the Luxembourg authorities, and no Luxembourg withholding taxes on his Compensation shall be required.

  2.3
  In the context of his duties hereunder, the Secondee may be required to hold any title or office as set forth in clause 4.2 below.

  2.4
  Subject to the terms of this Agreement and in particular to clause 9 below, the Secondment to the Host Company and the terms of this Agreement shall commence on the Commencement Date and shall continue through 1 October 2004 (the "Term"). The Term may be extended by prior mutual agreement of the Employer, the Secondee and the Authorized Representative of the Host Company for up to two additional extension periods (each an "Extension Period") of six months each in which case the Term will be deemed to include the Extension Period.

3
DUTIES AND OBLIGATIONS

3.1
The Secondee agrees with the Host Company that he shall act at all times with the utmost fidelity, honesty and loyalty.

3.2
The Secondee shall use all reasonable endeavours to promote the best interests of the Host Company and any Affiliate.

4
COMMITMENT OF SECONDEE

4.1
The Secondee shall spend such portion of his working time on the affairs of the Host Company as is agreed from time to time between the Employer and the shareholders or the Board of Directors of the Host Company.

4.2
The Secondee may be required to hold any office with the Host Company and/or any Affiliate as the Authorised Representative may notify him from time to time in writing. The Secondee shall not be entitled to any director's or other fees from the Employer, the Host Company or any Affiliate or to any fees in respect of any office he may hold as the Affiliate's nominee or representative.

5
EMPLOYER'S RESPONSIBILITIES AND INDEMNITIES

5.1
This Agreement shall not be construed to take effect as a contract of employment (whether a contract for services or a contract of service) between the Host Company and the Secondee.

5.2
The Employer shall remain responsible for disciplining the Secondee if either the Employer or the Host Company considers or suspects that the Secondee may have committed a disciplinary offence or may be under-performing. In this respect, the Host Company shall use all reasonable endeavours to inform the Employer of the suspected offence or under-performance and the surrounding circumstances as soon as reasonably practicable so that the Employer can take appropriate steps in a timely manner.

  5.3
  At all times during the continuance of this Agreement the Secondee shall remain solely employed by the Employer and the Employer shall remain solely responsible for all general regulations, contractual obligations and statutory requirements owed to or in relation to the Secondee save as detailed in Clause 6 below.

REMUNERATION AND FEES

6.1
In consideration for the secondment of the Secondee to the Host Company by the Employer, the Host Company agrees to pay directly to the Secondee a gross compensation of Euro 250,000 per annum (the "Compensation") to be paid in equal monthly instalments in arrears on or about the last day of each calendar month by credit transfer with no compulsory 20% withholding pursuant to Luxembourg tax laws as a result of the commitment set forth in Section 2.2 above. For the avoidance of doubt, the Compensation shall be made into the following bank account located in the USA:

Bank:	National City Bank, Indianapolis, IN
SWIFT Code:	NATCUS34
Acct. Name:	Simon Property Group Administrative Services Partnership
Acct #:	501-774-602
Reference:	Salary Reimbursement—Mautner, notify Hannah Brown (317) 685-7316.

    In this respect, the Secondee represents that he is a US citizen and a non domiciled resident in the United Kingdom, and that as a result the Compensation shall be subject to taxes in the USA as part of his worldwide income.

  6.2
  The Employer shall continue to provide the Secondee with the benefits detailed in Sections 2.4 and 2.5 of the Employment Contract as described in Annex 1, and the Host Company shall reimburse the Employer on a monthly basis for 35.7% of such cost, or approximately 35.7% of Euro 33,245 per annum. In the event the Employer increases such benefits, the Host Company shall in no event be obligated to pay more thanEuro 11,880 per annum.

  6.3
  The Compensation is exclusive of VAT and the Host Company shall be wholly responsible for the payment of any applicable taxes if any or, to the extent applicable, social security contributions, payable in Luxembourg, on the Compensation or on any bonus or in relation to the Secondee's services to the Host Company generally if any, and the Host Company shall indemnify and keep indemnified the Employer and the Secondee against any such charges and any fines, penalties or interest associated with them. It is however recalled that the Secondee shall not perform his duties hereunder on the Luxembourg territory. Moreover, the Employer and the Secondee represents and warrants that the Secondee is and shall remain insured under the USA social security system and exempted from contribution of social security charges in the UK, avoiding thereby that the Secondee be insured under the Luxembourg social security system. In this respect, an original of a certificate issued by the relevant US social security authorities has been delivered to the Host Company, certifying that the Secondee is still and shall remain insured by the US social security system, a copy of which is attached hereto as Annex 2.

EXPENSES

    The Host Company shall be responsible for reimbursing directly to the Secondee the amount of all reasonable travel, entertainment and other expenses wholly and properly incurred by the Secondee in the performance of his Secondment duties, subject to the prior production to the Host Company of such supporting vouchers and documents in respect of the actual payment of such costs and expenses by the Secondee.

VACATION

    The Secondee shall be entitled to a total of 5 weeks of vacation per calendar year which shall be taken by the Secondee concurrently with, but not in addition to, the vacation days to which the Secondee is entitled under any other employment contract, including but not limited to under the Employment Contract The Secondee shall not be permitted to accumulate and carry over unused vacation time or pay from year to year except to the extent permitted in accordance with the Host Company's vacation policy for senior executives. The Secondee's entitlement to vacation shall accrue during each calendar year pro rata to the number of completed calendar months of continuous service by the Secondee during such year. If on termination of the Secondee's secondment, he has taken holiday in excess of his entitlement, then a sum calculated adopting the same method may be deducted from any salary or other payments due to the Secondee.

9
TERMINATION

9.1
The Employer or the Authorized Representative of the Host Company respectively (but not the Secondee) may terminate this Agreement by registered letter with return receipt requested, no other formality being necessary, with immediate effect for serious cause, that is in the event:

(a)
the Secondee is convicted of a felony involving actual dishonesty as against the Employer or the Host Company or their respective Affiliates; or

(b)
the Secondee, in carrying out his duties and responsibilities under this Agreement, voluntarily engages in conduct which is demonstrably and materially injurious to the Employer or the Host Company or their respective Affiliates, monetarily or otherwise, unless such act, or failure to act was believed by the Secondee in good faith to be in the best interests of respectively the Employer or Host Company or their respective Affiliates; or

(c)
the Secondee, in carrying out his duties and responsibilities under this Agreement, commits other gross negligence or wilful misconduct that those described on (a) and (b) above; or

(d)
the Secondee is no longer a Board member of the Host Company due to his resignation or removal from office by the meeting of the shareholders or the Board of the Host Company; or

(e)
of death, permanent disability (meaning physical or mental illness for a period of three consecutive full months or more) or legal incapacity of the Secondee.

9.2
If this Agreement is terminated in accordance with clause 9.1 above, the Host Company will pay directly to the Secondee:

(a)
any Compensation and bonus earned but not yet paid as at the date of termination of this Agreement; and

(b)
reimbursement for expenses incurred but not paid prior to the termination of this Agreement.

    Moreover, the Employer shall cause the Secondee, who commits not to claim or require any other indemnity, payment or damages from the Host Company as a result of such early termination made in compliance with Section 9.1. This payment shall constitute full indemnification for all claims or damages that the Secondee could make or incur as a result of the performance of this Secondment Agreement or its termination.

  9.3
  If the Authorized Representative of the Host Company terminates this Agreement other than in accordance with clause 9.1 (above), the Host Company will pay directly to the Employer the amounts referred to in Section 9.2 above, but also a severance payment equivalent to the

    Compensation that would have been payable had this Agreement continued for the shorter of 3 months or the outstanding portion of the Term (the "Severance Payment").

    This payment shall constitute liquidated damages for the termination of the Secondment. Moreover, the Employer shall cause the Secondee, who commits not to claim for any other indemnity, payment, indemnification or damages from the Host Company as a result of such early termination made in compliance with Section 9.2. This payment shall constitute full indemnification for all claims or damages that the Secondee could make or incur as a result of the performance of this Secondment Agreement or its termination.

OBLIGATIONS ON TERMINATION AND COVENANTS

10.1
The Secondee hereby agrees that he will not at any time after the termination of this Agreement either personally or by his agent, directly or indirectly represent himself as being in any way still connected with or interested in the business of the Host Company or any Affiliate (excluding the Employer or Simon Global Limited), except if he exercises other duties in the Host Company.

10.2
The Host Company, the Employer and the Secondee acknowledge that (i) the Host Company and its Affiliates are engaged in the business of shopping center development and other retail project acquisition, ownership, financing, leasing, operation and development (the "Business"); (ii) the Host Company's Business is conducted in various markets in France, Poland, Turkey, Russia, Portugal and Eastern Europe (the "Markets"); (iii) pursuant to this Secondment Agreement, the Secondee will have been given access to confidential information concerning the Host Company and its Affiliates and the Business; (iv) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Host Company and its Affiliates; and (v) nothing in this Clause 10.2 shall prevent or prejudice the Secondee's ability to conduct the Business in the Markets or elsewhere on behalf of the Employer or Simon Global Limited in accordance with his duties under the Employment Contract or his employment agreement with Simon Global Limited, whether before, during or after the Restricted Period (as defined below). Accordingly, the Secondee covenants and agrees as follows:

(a)
Non-Compete.  Without the prior written consent of the Authorised Representative, the Secondee shall not directly (except in the proper performance of the Secondee's Secondment duties) during the Restricted Period (as defined below) within the Markets or any metropolitan area in which the Host Company or any of its Affiliates is engaged directly or indirectly in the Business: (i) engage or participate in the Business; (ii) enter in the employ of, or render any services (whether or not for a fee or other compensation) to, any person engaged in the Business; or (iii) acquire an equity interest in any such person in any capacity; provided, that the foregoing restrictions shall not apply at any time if this Agreement is terminated during the Term by the Host Company other than in accordance with Clause 9.1 above; provided, further, that during the Restricted Period, the Secondee may own, directly or indirectly, solely as a passive investment, securities of any company traded on any national or international securities exchange, including the National Association of Securities Dealers Automated Quotation System. As used herein, the "Restricted Period" shall mean the period commencing on the date of termination of this Agreement and ending on the first anniversary of such termination date.

(b)
Confidential Information; Personal Relationships.  The Secondee acknowledges that the Host Company has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Secondee agrees that, during and after the Restricted Period, without the prior written consent of the Authorised Representative, the Secondee shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all trade secrets and confidential matters relating to the Host Company's Business or the Host

      Company or Affiliates including, without limitation, operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, and new personnel acquisition plans, learned by the Secondee heretofore or hereafter (such information shall be referred to herein collectively as "Confidential Information"); provided, however, that nothing in this Agreement shall prohibit the Secondee from disclosing or using any Confidential Information (A) in the performance of his duties hereunder, (B) as required by applicable law, regulatory authority, recognized subpoena power or any court of competent jurisdiction, (C) in connection with the enforcement of his rights under this Agreement or any other agreement with the Host Company, or (D) in connection with the defense or settlement of any claim, suit or action brought or threatened against the Secondee by or in the right of the Host Company. Notwithstanding any provision contained herein to the contrary, the term "Confidential Information" shall not be deemed to include any general knowledge, skills or experience acquired by the Secondee or any knowledge or information known or available to the public in general (other than as a result of a breach of this provision by the Secondee). Moreover, the Secondee shall be permitted to retain copies of, or have access to, all such Confidential Information relating to any disagreement, dispute or litigation (pending or threatened) involving the Secondee solely for use in connection with such disagreement, dispute or litigation (pending or threatened).

    (c)
    Employee of the Host Company and its Affiliates.  During the Restricted Period, without the prior written consent of the Board, the Secondee shall not, directly or indirectly, hire or solicit, or cause others to hire or solicit, for employment by any person other than the Host Company or any Affiliate or successor thereof, any employee of, or person employed within the two years preceding the Secondee's hiring or solicitation of such person by, the Host Company and its Affiliates or successors or encourage any such employee to leave his employment. For this purpose, any person whose employment has been terminated by the Host Company or any Affiliate or successor thereof (or any predecessor of the Host Company) shall be excluded from those persons protected by this Clause 10.2(c) for the benefit of the Host Company.

    (d)
    Business Relationship.  During the Restricted Period, the Secondee shall not, directly or indirectly, request or advise a person that has a business relationship with the Host Company or any Affiliate or successor thereof to curtail or cancel such person's business relationship with such Host Company.

  10.3
  The termination of this Agreement shall not operate to terminate the provisions of this clause which, after such termination, shall remain in full force and effect and binding on the Secondee.

11
NOTICES

    Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, on the date of actual receipt thereof as follows:

If to the Employer to:

Simon Property Group Administrative Services Partnership, L.P.
National City Center
115 West Washington Street
Indianapolis
Indiana 46204
USA
(Attn: John Rulli)

If to the Host Company, to:

European Retail Enterprises B.V./S.à.r.l.
23, rue Philippe II
L-2340 Luxembourg city
Grand Duchy of Luxembourg
(Attn: The Board of Directors)

with copy to:

Groupe BEG
Washington Plaza—Immeuble Artois
44 rue Washington
75408 Paris Cedex 08
(Attn: the General Counsel and the Chief Financial Officer)

If to the Secondee, to:

Hans C. Mautner
33 St James's Square,
London SW1Y 4JS England
Any party may change its address for notice hereunder by written notice to the other parties hereto.

12
SEVERABILITY AND WAIVER

12.1
If any clause or provision in this Agreement is found by a court of competent jurisdiction or other competent authority to be invalid, unlawful or unenforceable then such clause or provision shall be severed from the remainder of the Agreement or clause and that remainder shall continue to be valid and enforceable to the fullest extent permitted by law. In this event, the parties shall negotiate in good faith to replace any invalid, unlawful or unenforceable clause or provision with a suitable substitute clause or provision which maintains as far as possible the purpose and effect of this Agreement.

12.2
No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provisions of this Agreement and no waiver shall be effective unless made in writing.

13
OTHER AGREEMENTS

    The parties acknowledge and warrant that there are no agreements or arrangements whether written, oral or implied between the Employer, the Host Company or any Affiliate and the Secondee relating to the Secondment of the Secondee other than those expressly set out or referred to in this Agreement (which expressly supersede all previous arrangements between the Employer, the Host Company or Affiliate and the Secondee as to the Secondment of the Secondee) and that no party is entering into this Agreement in reliance upon any representation not expressly set out in this Agreement.

ASSIGNMENT

    The obligations of the Host Company and the Secondee hereunder are personal and may not be assigned or delegated by it or him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Employer shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of Employer, so long as the obligations of the Employer under this Agreement remain the obligations of the Employer, provided, that the Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance reasonably acceptable to the Secondee, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place.

RESOLUTION OF DISPUTES

15.1
Negotiation.  The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between the Secondee and an executive officer of each of the Host Company and of the Employer who has authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 10 days after the effective date of such notice, the Secondee and an executive officer of each of the Host Company and the Employer shall meet at a mutually acceptable time and place within the New York City metropolitan area, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 30 days of the disputing party's notice, or if the parties fail to meet within 10 days, either party may initiate arbitration of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiators shall be given at least three business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Clause 15.1 shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

15.2
Arbitration.  Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by nonbinding means as provided in Clause 15.1 within 60 days of the initiation of such procedure, shall be finally settled by arbitration conducted expeditiously in New York City, New York in accordance with the Centre for Public Resources, Inc. ("CPR") Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators, of whom each party shall appoint one, provided that if one party has requested the others to participate in a non-binding procedure and one or more of the others has failed to participate, the requesting party may initiate arbitration before the expiration of such period. Any such party shall be appointed from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act and any judgment upon the award decided upon the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages. Each party hereby acknowledges that compensatory damages include (without limitation) any benefit or right of indemnification given by one party to the others under this Agreement.

15.3
Expenses.  The Host Company or the Employer, as appropriate, shall promptly pay or reimburse the Secondee for all costs and expenses, including, without limitation, court or arbitration costs and attorneys' and accountants' fees and disbursements incurred by the Secondee as a result of any claim, action or proceeding (including, without limitation, a claim, action or proceeding by the Secondee against the Host Company or the Employer, as the case may be) arising out of, or challenging the validity or enforceability of, this Agreement or any provision hereof or any other agreement or entitlement referred to herein; provided, however, that the Secondee will be entitled to reimbursement under this clause only if the Secondee is the substantially prevailing party in such claim, action or proceeding.

16
SUCCESSORS

    This Agreement shall be binding upon and inure to the benefit of the Secondee and his heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Employer and the Host Company and their successors and assigns.

AMENDMENT

    This Agreement may be amended or modified only by an agreement in writing executed by all of the parties hereto.

REPRESENTATION

    The Employer and the Host Company represent and warrant that they are fully authorized and empowered to enter into this Agreement and that the performance of their obligations under this Agreement will not violate any agreement between the Employer and the Host Company and any other person, firm or organization or any applicable laws or regulations.

19
SURVIVORSHIP

    The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

20
GOVERNING LAW

    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, subject to the application of the mandatory provisions of Luxembourg law.

Annex 1:	Description of the Benefits provided by the Employer to the Secondee
Annex 2:	Copy of the certificate issued by the relevant US social security authorities
Annex 3:	Copy of the decisions made by the Compensation Committee of the Host Company

IN WITNESS WHEREOF, the parties have executed this Agreement effective for all purposes as of the date first above written.

For and on behalf of:	For and on behalf of:
SIMON PROPERTY GROUP ADMINISTRATIVE SERVICES PARTNERSHIP, L.P.	EUROPEAN RETAIL ENTERPRISES B.V./S.à.r.l.
By: Simon Property Group, L.P., a Delaware limited partnership, general partner
By: Simon Property Group, Inc., a Delaware corporation, general partner

By:	/s/ MELVIN SIMON Melvin Simon, Director	By:	/s/ JOHN MCCARTHY John McCarthy, managing director

THE SECONDEE

By:	/s/ HANS C. MAUTNER Hans C. Mautner